As filed with the U.S. Securities and Exchange Commission on September 25, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORVEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4233771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226
(866) 438-4787

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Chance Moreland

Chief Financial Officer

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226
(866) 438-4787

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Mark R. Busch, Esq.

Patrick J. Rogers, Esq.
K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
(704) 331-7440

Michael Kaplan

John Runne

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

From time to time, after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated September 25, 2026

CORVEX, INC.

4,258,068 Shares of Common Stock

This prospectus relates to the potential offer and resale, from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”), of up to 4,258,068 shares (the “Registered Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of Corvex, Inc. (“we”, “us”, “our”, the “Company” or “Corvex”). The Registered Shares being offered for resale include (i) up to 353,098 shares of Common Stock issuable upon conversion of 353.098 shares of Series D Non-Voting Convertible Preferred Stock (the “Series D Preferred Stock”), which shares are convertible at the option of the holder at a rate of 1,000 shares of Common Stock per share of Series D Preferred Stock that were initially issued in a private placement transaction on September 2, 2026 (the “Private Placement”), and (ii) 3,904,970 shares of Common Stock that were also initially issued in the Private Placement.  We issued such securities to the Selling Stockholders in transactions not involving any public offering. See the section entitled “Selling Stockholders” in this prospectus.

The Selling Stockholders may offer, sell or distribute all or a portion of the Registered Shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the Registered Shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sales of the Shares are within the sole discretion of the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Registered Shares. See “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information,” carefully before you invest in our securities.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “MOVE”. On September 24, 2026, the last reported sale price of our Common Stock was $11.98.

We are an “emerging growth company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company”.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The date of this prospectus is September 25, 2026.

Unless otherwise stated or the context otherwise requires, the terms “Corvex”, “we,” “us,” “our” and the “Company” refer to Corvex, Inc.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement on Form S-3 that we filed with the SEC whereby the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders and their permitted transferees may use this resale registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find Additional Information.”

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FORWARD-LOOKING STATEMENTS

This Form S-3 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Form S-3 regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, and the anticipated results of our development and commercialization efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited operating history and our ability to achieve profitability;

●	our need for and ability to obtain additional capital in the future;

●	our expectations regarding the adoption and development of artificial intelligence (“AI”);

●	our plans to expand our current offerings, customer base, data center capacity, sales infrastructure, or market;

●	headcount and facilities expansion plans and expectations;

●	risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Merger or the proposed transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors;

●	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

●	our ability to attract and retain the Company’s officers, directors and key employees and other highly qualified personnel;

●	any disruption in our strategic relationships;

●	our ability to demonstrate the feasibility of and develop products and services and their underlying technologies;

●	the impact of competitive or alternative products, technologies and pricing;

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●	our ability to manage the growth of our Company and to realize the benefits from any acquisitions or strategic alliances we may enter in the future;

●	the impact of macroeconomic and geopolitical conditions;

●	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	the impact of any claims of intellectual property infringement, trade secret misappropriation, product liability or other claims;

●	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business;

●	the accuracy of our estimates of market size for our products and services;

●	our ability to implement and maintain effective control over financial reporting and disclosure controls and procedures as well as our ability to remediate deficiencies identified with respect to our internal control environment;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in the “Risk Factors” section of this Form S-3.

The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K for the year ended December 31, 2025. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and the accompanying prospectus carefully, including the section titled “Risk Factors” in this prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

THE COMPANY

Corvex, Inc. (formerly known as Movano Inc., dba Movano Health), a Delaware corporation, is an AI cloud computing business specializing in GPU-accelerated infrastructure for AI workloads. On March 19, 2026, the Company acquired Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) (“Corvex OpCo”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among the Company, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Corvex OpCo. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex OpCo, pursuant to which Corvex OpCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement amended and restated in its entirety the prior merger agreement between the parties which was entered into and announced on November 6, 2025 (the “Prior Merger Agreement”).

Our AI cloud computing business is an engineering-led platform focused on providing secure, scalable, and cost-efficient GPU-accelerated infrastructure for AI workloads, supported by GPU-accelerated compute clusters, high-throughput storage systems, and a layered architecture intended to enhance security and deliver consistent performance and efficiency at scale. Our AI cloud computing offerings include AI Factories and GPU Clusters, confidential computing (including our patent-pending Corvex Secure Model Weights product), and Token Factory (currently in alpha test), which is expected to provide access to premium open-source AI models via API integration and a performance-optimized inference engine on automatically scaling infrastructure.

Our engineering-led, AI computing platform specializes in GPU-accelerated infrastructure for AI workloads. Our platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Our infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

We provide a range of capabilities, including:

●	AI Factories and GPU Clusters. Our integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and SOC 2 Type II (“SOC 2”).

●	Confidential Computing. Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Our patent-pending Corvex Secure Model Weights product enables AI model builders and security-conscious enterprises to safely deploy inference workloads on third-party GPU infrastructure without exposing their model weights via the integration of Trusted Execution Environments, post-quantum key exchange, and remote attestation.

●	Token Factory. Currently in alpha test, Token Factory is expected to provide access to premium open-source AI models through simplified API integration and a performance-optimized inference engine operating on automatically scaling infrastructure. The platform is designed to improve performance and reduce per-token inference costs relative to certain alternatives by leveraging a proprietary inference engine and custom orchestration logic intended to maximize compute resource utilization when serving multiple models concurrently. We intend for Token Factory to achieve SOC 2 Type II certification and to support HIPAA-compliant deployments.

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Our Corporate Information

We were incorporated in the State of Delaware on January 30, 2018 under the name Maestro Sensors Inc. On August 3, 2018, we changed our name to Movano Inc. On March 19, 2026 we completed the Merger. In connection with the Merger, we changed our name to Corvex, Inc., effective March 23, 2026. Our principal executive offices are located at 3401 North Fairfax Drive, Suite 3230, Arlington, Virginia 22226, and our telephone number is (866) GET-GPUS ((866) 438-4787). Our Internet website address is www.corvex.ai. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

Implications of Being an Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act which, given the effectiveness of our Registration Statement on Form S-1 on March 22, 2021, will be December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Private Placement of Securities

On August 31, 2026, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) in connection with the Private Placement with certain institutional and accredited investors. The closing of the Private Placement occurred on September 2, 2026.

Pursuant to the Securities Purchase Agreement, certain investors purchased (i) an aggregate of 3,904,970 shares of our Common Stock at a price per share of $7.75, and (ii) an aggregate of 353.098 shares of our Series D Preferred Stock at a purchase price per share of $7,750.00.

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THE OFFERING

Common Stock offered by the Selling Stockholders	Up to 4,258,068 shares of Common Stock, including 353,098 shares of Common Stock issuable upon the conversion of our Series D Preferred Stock by the Selling Stockholders.

Plan of Distribution	The Selling Stockholders will determine when and how they will dispose of any of the Registered Shares, including Registered Shares acquired upon the conversion of the Series D Preferred Stock, that are registered under this prospectus for resale. See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the resale of the Registered Shares by the Selling Stockholders. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Capital Market Symbol	MOVE

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in any subsequently filed quarterly reports on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2025, as amended (the “Form 10-K”) and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (the “Form 10-Qs”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K and the Form 10-Qs.

Risks Related to This Offering

The sale of the Registered Shares by the Selling Stockholders and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline significantly.

The Selling Stockholders can resell, under this prospectus, up to 4,258,068 shares of Common Stock. If all of the 4,258,068 shares of our Common Stock offered by the Selling Stockholders under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 10.9% of the total number of shares of our Common Stock outstanding. The Selling Stockholders may resell all, some, or none of the Registered Shares at any time or from time to time in their discretion.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholders and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the shares of Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations under Rule 144, as applicable. Approximately 4,168,512 shares of Common Stock are reserved for issuance under our equity incentive plans and 16,351,292 shares of Common Stock are underlying outstanding RSUs and stock options. Shares registered under our registration statements on Form S-8 that have been filed to date are available for sale in the open market upon effectiveness. The market price of our Common Stock could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Common Stock or other securities.

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USE OF PROCEEDS

We will not receive any of the proceeds from sales of the Registered Shares by the Selling Stockholders.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by the Selling Stockholders in connection with sales of the Registered Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELECTED FINANCIAL DATA

2026 Stock Dividend

In connection with the Merger Agreement, the Company declared a stock dividend of 0.358 shares of Common Stock for every share outstanding at the close of business on March 30, 2026 (the “Stock Dividend”). The Stock Dividend is being accounted for as a 1.358-for-1 stock split of its outstanding shares of Common Stock pursuant to ASC 505-20-25-1 through 6. The Stock Dividend was distributed on approximately April 6, 2026.

The Stock Dividend did not change the par value of the Common Stock or the authorized number of shares of Common Stock. Proportionate adjustments were made to the exercise prices and the number of shares underlying the Company’s equity plans and grants thereunder, as applicable. Additionally, proportionate adjustments were made to the exercise prices and the number of shares underlying all outstanding warrants, as required by the terms of these securities. The additional shares of Common Stock that would have been issuable to the holders of record of Series A Preferred Stock, warrants, and vested and outstanding stock options and RSUs, if they had converted or exercised such securities into Common Stock on the record date of the dividend, will become issuable upon the conversion or exercise of such securities. Shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all assumed Corvex OpCo equity awards were not eligible to receive the Stock Dividend.

The audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2025 that are incorporated by reference into this prospectus are presented without giving effect to the Stock Dividend. The unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2026 and June 30, 2026 that are incorporated by reference into this prospectus are presented after giving effect to the Stock Dividend. Except where the context otherwise requires, share numbers in this prospectus reflect the impact of the Stock Dividend.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 31, 2026, as adjusted to reflect the Stock Dividend for all periods presented. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except per share amounts):

	For the Year Ended December 31,
	2025	2024
Loss from operations	$(15,503)	$(24,222)
Net loss and total comprehensive loss	(18,285)	(23,727)

Cumulative dividends on Series A preferred stock	(37)	—
Net loss - attributed to common stockholders	$(18,322)	$(23,727)
Net loss per share, basic and diluted	(21.79)	(39.39)
Weighted average shares used in computing net loss per share, basic and diluted	840,720	602,333

AS ADJUSTED FOR THE STOCK DIVIDEND (unaudited, in thousands, except per share amounts):

	For the Year Ended December 31,
	2025	2024
Loss from operations	$(15,503)	$(24,222)
Net loss and total comprehensive loss	(18,285)	(23,727)

Cumulative dividends on Series A preferred stock	(37)	—
Net loss - attributed to common stockholders	$(18,322)	$(23,727)
Net loss per share, basic and diluted	$(16.02)	$(29.01)
Weighted average shares used in computing net loss per share, basic and diluted	1,141,699	817,970

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DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary is based on the provisions of our Certificate of Incorporation and Bylaws, and the applicable provisions of the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation, our Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find Additional Information.”

Authorized Capitalization

As of the date of this prospectus, our authorized capital stock consists of: 505,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 500,000,000 shares of Common Stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share, 3,000 of which have been designated as Series A Preferred Stock, 240.5620 of which have been designated as Series B Preferred Stock, 23,551.5195 of which have been designated as Series C Preferred Stock and 50,000 of which have been designated as Series D Preferred Stock. As of September 2, 2026, we had (i) 31,552,275 shares of Common Stock outstanding held of record by 97 stockholders, (ii) no shares of Series A Preferred Stock outstanding, (iii) no shares of Series B Preferred Stock outstanding, (iv) no shares of Series C Preferred Stock outstanding, and (v) 29,282.6923 shares of Series D Preferred Stock outstanding held of record by 14 stockholders.

Our authorized but unissued, unsubscribed for, or not otherwise committed to be issued shares of Common Stock and preferred stock are available for issuance by our board of directors without further action by our stockholders, unless such action is required by our Certificate of Incorporation or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

Holders of our Common Stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding series of our preferred stock. The shares of Common Stock are neither redeemable nor convertible. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities.

Except as otherwise required by law or our Certificate of Incorporation, each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name on our books and records for the election of directors and on all matters submitted to a vote of our stockholders. No holder of Common Stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive pro rata our assets which are legally available for distribution to the holders of our Common Stock, subject to any preferential rights of the holders of any then outstanding series of our preferred stock. All of the outstanding shares of our Common Stock are fully paid and non-assessable. The shares of Common Stock offered by this prospectus will also be fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to provide for the issuance from time to time, without further action by the stockholders, up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations and restrictions thereof. These powers, rights and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, or liquidation preferences, any or all of which may be greater than the rights of Common Stock. The issuance of shares of one or more series of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of shares of one or more series of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. Our board of directors designated Series D Preferred Stock, as described below. Our board of directors previously designated Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, but all shares of those series of Preferred Stock have been converted into shares Common Stock such that there are no shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock outstanding. The terms of each outstanding series of preferred stock are governed by the applicable Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware, the material terms of which are summarized below.

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Series D Preferred Stock

On March 19, 2026, we filed a Certificate of Designations of Series D Preferred Stock (the “Series D Certificate of Designations”) with the Secretary of State of the State of Delaware establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions of shares of Series D Preferred Stock as summarized below:

Ranking. The Series D Preferred Stock ranks on parity with Common Stock and junior to the Series A Preferred Stock as to distributions of assets upon our liquidation, dissolution or winding-up, whether voluntarily or involuntarily.

Voting. Except as otherwise required by the Series D Certificate of Designations or as otherwise required by the DGCL, the Series D Preferred Stock does not have voting rights. However, as long as any shares of Series D Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock, or alter or amend the Series D Certificate of Designations, amend or repeal any provision of, or add any provision to, our Certificate of Incorporation or our Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of our preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to our Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series D Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series D Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Dividend Rights. Holders of Series D Preferred Stock are entitled to receive dividends on shares of Series D Preferred Stock, on an as-if-converted-to- Common Stock basis, equal to and in the same form and in the same manner as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. Holders of Series D Preferred Stock are not entitled to any dividends payable pursuant to the Merger Agreement.

Conversion. Following stockholder approval at the 2026 Annual Meeting of the conversion of shares of Series D Preferred Stock into shares of Common Stock, each share of Series D Preferred Stock then outstanding shall become convertible, at and upon the election of the holder thereof, into 1,000 shares of Common Stock (subject to adjustment provided in the Series D Certificate of Designations), subject to the beneficial ownership limitation set forth in the Series D Certificate of Designations and summarized below.

Beneficial Ownership Limitations. The Series D Preferred Stock includes a beneficial ownership conversion limit that would prevent a holder of shares of Series D Preferred Stock from converting its shares of Series D Preferred Stock into shares of our Common Stock if, as a result of such conversion, it would beneficially own a number of shares in excess of 4.99% of the outstanding shares of Common Stock, which may be increased or decreased at the holder’s option to a percentage not in excess of 19.99% upon at least 61 days’ prior notice to us.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S

CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the prospectus, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find Additional Information.”

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and our Certificate of Incorporation and Bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined in Section 203 of the DGCL and summarized below) with any interested stockholder (as defined in Section 203 of the DGCL and summarized below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation (or any direct or indirect majority-owned subsidiary of the corporation) and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation (or any direct or indirect majority-owned subsidiary of the corporation) to or with the interested stockholder (except proportionately as a stockholder of the corporation);

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation (or any direct or indirect majority-owned subsidiary of the corporation) of any stock of the corporation (or of such subsidiary) to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation (or any direct or indirect majority-owned subsidiary of the corporation) that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series or securities convertible into the stock of any class or of the corporation (or of such subsidiary) which is owned (as defined in Section 203 of DGCL) by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits (subject to certain exceptions) provided by or through the corporation (or any direct or indirect majority-owned subsidiary of the corporation).

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In general, Section 203 defines an interested stockholder as any entity or person owning (as defined in Section 203 of the DGCL) 15% or more of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporations and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and the affiliates and associated of such entity or person.

Our Charter Documents. Our Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued Common Stock. One of the effects of the existence of authorized but unissued Common Stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. For example, if, in the exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Undesignated Preferred Stock. Our board of directors has the ability to provide for one or more series of preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of us or our management.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide that our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our directors.

Vacancies. Our Certificate of Incorporation provides that all vacancies on our board of directors may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals. Our Certificate of Incorporation requires that, subject to the rights of any series of our preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also provide that special meetings of stockholders may be called only by a majority of our whole board of directors, our president, chief executive officer or the chairman of the board. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting of our stockholders only by our board of directors or by a stockholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Supermajority Voting for Amendments to Our Governing Documents. Our Certificate of Incorporation requires that amendments to certain provisions of our Certificate of Incorporation relating to our board of directors, actions of stockholders, director liability, and choice of forum require the affirmative vote of the holders of at least 66 2/3% of the voting power the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class. Our Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Bylaws and that our stockholders may amend our Bylaws only with the approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class.

Choice of Forum. Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, subject to certain exceptions, the Court of Chancery of the State of Delaware is the exclusive forum for any claim, including any derivative claim, (i) that is based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery. Additionally, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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SELLING STOCKHOLDERS

In accordance with the terms of the registration rights agreement entered into with the Selling Stockholders in connection with the Private Placement and filed as an exhibit to the registration statement for which this prospectus forms a part, this prospectus covers the resale of (i) up to 353,098 shares of Common Stock issuable upon conversion of 353.098 shares of Series D Preferred Stock, which shares are convertible at the option of the holder at a rate of 1,000 shares of Common Stock per share of Series D Preferred Stock that were initially issued in the Private Placement, and (ii) 3,904,970 shares of Common Stock that were also initially issued in the Private Placement. For additional information regarding the issuances of those shares of common stock, see “Private Placement of Securities” above. Except for the ownership of our securities, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock as of September 2, 2026. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

	Common Stock Beneficially Owned Prior to Offering		Maximum Number of Common Stock	Common Stock Owned after this Offering
	Number of Shares (1)	Percent	to be Offered Pursuant to this Prospectus (2)	Number of Shares	Percent
Aaron Jackson (3)	32,256	0.10%	32,256	–	0.00%
Atomic Capital Securities LLC (4)	258,000	0.82%	258,000	–	0.00%
Ballydehob LLC (5)	64,516	0.20%	64,516	–	0.00%
Beugg Family Office LLC (6)	805,878	2.55%	387,080	418,798	1.33%
Funds managed by Weiss Asset Management LP (7)	258,000	0.82%	258,000	–	0.00%
Chase Rolfsen (8)	73,423	0.23%	64,516	8,907	0.03%
Christopher Lazos Rev Trust (9)	700,636	2.22%	48,380	652,256	2.07%
Christopher William Berry (10)	129,020	0.41%	129,020	–	0.00%
CLUSTER CAPITAL LLC (11)	1,574,458	4.99%	332,500	1,574,458	4.99%
David Leica (12)	12,900	0.04%	12,900	–	0.00%
GAM ENTERPRISE LLC (13)	258,000	0.82%	258,000	–	0.00%
GO KLUSTR LLC (14)	1,574,458	4.99%	258,000	1,574,458	4.99%
MACN VENTURES LLC (15)	1,565,536	4.96%	64,516	1,501,020	4.76%
MAKK X LLC (16)	118,771	0.38%	103,216	15,555	0.05%
Matthew John Razore (17)	134,424	0.43%	129,020	5,404	0.02%
Nick VanNewkirk (18)	66,037	0.21%	64,516	1,521	0.00%
Patrick O'Toole (19)	274,323	0.87%	38,708	235,615	0.75%
PL INVESTMENTS LLC (20)	40,185	0.13%	38,708	1,477	0.00%
Richard Higgs (21)	12,900	0.04%	12,900	–	0.00%
Seaway Trust (22)	676,798	2.15%	258,000	418,798	1.33%
Solist Corvex Holdings LLC (23)	680,640	2.16%	680,640	–	0.00%
Spencer Sloan and Alma Sloan JTWROS (24)	12,900	0.04%	12,900	–	0.00%
The DSW Revocable Trust DTD 3/11/2016 (25)	258,000	0.82%	258,000	–	0.00%
Timothy Regan (26)	32,256	0.10%	32,256	–	0.00%
VOC Capital LP (27)	1,574,458	4.99%	332,500	1,574,458	4.99%
William Giandoni (28)	197,974	0.63%	129,020	68,954	0.22%

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Shares that each Selling Stockholder would receive upon the conversion of such Selling Stockholder’s shares of Series D Preferred Stock that would cause such Selling Stockholder’s beneficial ownership of our Common Stock to exceed 4.99%.

(2)	Assumes the conversion in full of the Series D Preferred Stock issued in the Private Placement without regard to any limitations on conversion.

(3)	Aaron Jackson is the natural person who holds voting and/or investment control over the securities.

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(4)	Jesse Combs is the natural person who holds voting and/or investment control over the securities.

(5)	John Quinlan is the natural person who holds voting and/or investment control over the securities.

(6)	Nicholas Cass Beugg is the natural person who holds voting and/or investment control over the securities.

(7)	Consists of (i) 180,600 shares held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 77,400 shares held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(8)	Chase Rolfsen is the natural person who holds voting and/or investment control over the securities.

(9)	Christopher Lazos is a trustee of the Christopher Lazos Revocable Trust as a result of which, he has voting and dispositive power over such securities. Mr. Lazos disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(10)	Christopher William Berry is the natural person who holds voting and/or investment control over the securities.

(11)	Bryan Pascual is the natural person who holds voting and/or investment control over the securities.

(12)	David Leica is the natural person who holds voting and/or investment control over the securities.

(13)	Chris Frankian is the natural person who holds voting and/or investment control over the securities.

(14)	Renier Gobea is the natural person who holds voting and/or investment control over the securities.

(15)	Mateo Levy is the natural person who holds voting and/or investment control over the securities.

(16)	Matthew N. Troccoli is the natural person who holds voting and/or investment control over the securities.

(17)	Matthew Razore is the natural person who holds voting and/or investment control over the securities.

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(18)	Nicholas VanNewkirk is the natural person who holds voting and/or investment control over the securities.

(19)	Patrick O'Toole is the natural person who holds voting and/or investment control over the securities.

(20)	Francisco Lopez is the natural person who holds voting and/or investment control over the securities.

(21)	Richard Higgs is the natural person who holds voting and/or investment control over the securities.

(22)	Salvatore Ventimiglia is a trustee of Seaway Trust as a result of which, he has voting and dispositive power over such securities. Mr. Ventimiglia disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(23)	Michael Rosenbach is the natural person who holds voting and/or investment control over the securities.

(24)	Spencer Sloan is the natural person who holds voting and/or investment control over the securities.

(25)	Damian Weiss is a trustee of The DSW Revocable Trust DTD 3/11/2016 as a result of which, he has voting and dispositive power over such securities. Mr. Weiss disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(26)	Timothy Regan is the natural person who holds voting and/or investment control over the securities.

(27)	Ivan L. Soto is the general partner of VOC Capital LP as a result of which, he has voting and dispositive power over such securities. Mr. Soto disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(28)	William Giandoni is the natural person who holds voting and/or investment control over the securities.

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PLAN OF DISTRIBUTION

Each Selling Stockholder may from time to time offer some or all of the shares of common stock registered pursuant to this Registration Statement (the “Registered Shares”). The Selling Stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Registered Shares, but they will pay any and all selling commissions and stock transfer taxes, if any, attributable to sales of the Registered Shares. We will not receive any proceeds from the sale of our shares of common stock covered hereby. A Selling Stockholder may use any one or more of the following methods when disposing of the Registered Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades (which may include crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	directly to purchasers, including through a specific bidding, auction or other process in privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through delayed delivery requirements;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker- dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been disposed of pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for the Company by Davis Polk & Wardwell LLP, New York City, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the fiscal year then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended on April 28, 2026, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). Such consolidated financial statements have been so incorporated by reference in reliance upon the report of RBSM LLP given their authority as experts in accounting and auditing.

The consolidated financial statements of Corvex, Inc. (f/k/a Movano Inc.) (the “Company”) as of December 31, 2024 and for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Corvex Legacy Holdings, Inc. (Corvex OpCo) as of December 31, 2025 and for the fiscal year then ended, and as of December 31, 2024 and for the period from October 21, 2024 (inception) through December 31, 2024, incorporated by reference in this prospectus and in the registration statement, have been so included in reliance on the report of BDO USA, P.C., independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.corvex.ai. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct any requests for documents to:

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Attention: Corporate Secretary

Telephone: (866) 438-4787

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INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, initially filed with the SEC on March 31, 2026, as amended on April 28, 2026;

●	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 19, 2026 and August 14, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on March 19, 2026 (as amended on May 1, 2026), April 9, 2026, April 28, 2026, June 16, 2026, June 26, 2026, July 7, 2026, September 2, 2026 and September 4, 2026, to the extent the information in such report is filed and not furnished;

●	Our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on June 5, 2026; and

●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on February 2, 2021, as amended (No. 333-252671), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the SEC pursuant to Section 12(b) of the Exchange Act on March 19, 2021 (No. 001-40254), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Attention: Corporate Secretary

Telephone: (866) 438-4787

Copies of the above reports may also be accessed from our website at investors.corvex.ai/. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

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4,258,068 Shares of Common Stock

CORVEX, INC.

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee are estimated:

SEC registration fee	$6,250.86
Printing Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Miscellaneous	*
Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation.

Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation to procure a judgment in its favor, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

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Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article NINTH of our Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of our Certificate of Incorporation and Section 6.1 of our Bylaws provide that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, or by reason of anything done or not done by such director in any such capacity. We are obligated to indemnify directors and executive officers against all costs, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also must advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers no later than 30 days after our receipt of a statement or statements from directors or executive officers requesting such payments from time to time. Pursuant to the indemnification agreements, the directors or executive officers undertake to repay and advance to the extent it is ultimately determined that they are not entitled to be indemnified by us.

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Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2025, by and among Movano Inc., Corvex, Inc., and Thor Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 10, 2025)

2.2	Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2026, by and among the Registrant, Thor Merger Sub Inc., and Corvex Legacy Holdings, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K filed March 31, 2026)

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 25, 2021)

3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2023)

3.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 10, 2024)

3.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 25, 2024)

3.5	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 8, 2025)

3.6	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on March 19, 2026)

3.7	Certificate of Designations for Series D Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed on March 19, 2026)

3.8	Certificate of Increase of Series D Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 7, 2026)

3.9	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on March 19, 2026)

4.1	Specimen Certificate representing shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on March 10, 2021)

4.2	Registration Rights Agreement dated August 31, 2026, by and between Corvex, Inc. and each purchaser listed on the signature pages therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 2, 2026)

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of Baker Tilly US, LLP, former Independent Registered Public Accounting Firm of Corvex, Inc. (f/k/a Movano Inc.) (filed herewith)

23.2	Consent of RBSM LLP, former Independent Registered Public Accounting Firm of Corvex, Inc. (filed herewith)

23.3	Consent of BDO USA, P.C., Independent Auditor of Corvex Legacy Holdings, Inc. (filed herewith)

23.4	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1 and filed herewith)

24.1	Power of attorney (set forth on the signature page of this registration statement)

107	Filing Fee Table (filed herewith)

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 25th day of September 2026.

Corvex, Inc.

/s/ Jay Crystal
Jay Crystal
Co-Chief Executive Officer
(Principal Executive Officer)

Corvex, Inc.

/s/ Chance Moreland
Chance Moreland
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay Crystal and Chance Moreland, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents or any one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Crystal	Co-Chief Executive Officer	September 25, 2026
Jay Crystal	(Principal Executive Officer), Director

/s/ Chance Moreland	Chief Financial Officer	September 25, 2026
Chance Moreland	(Principal Financial and Accounting Officer)

/s/ Seth Demsey	Co-Chief Executive Officer, Director	September 25, 2026
Seth Demsey

	Director	September 25, 2026
Emily Wang Fairbairn

/s/ Brian Cullinan	Director	September 25, 2026
Brian Cullinan

/s/ Patrick Fleury	Director	September 25, 2026
Patrick Fleury

/s/ Nicholas Donofrio	Director	September 25, 2026
Nicholas Donofrio

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